UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of Fiscal Year 2026 Executive Incentive Plan

On December 11, 2025, the Compensation and Talent Committee (the “Compensation Committee”) of the Board of Directors of Skyworks Solutions, Inc. (the “Company”) approved the Fiscal Year 2026 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan establishes cash incentive awards that may be earned by senior management approved for participation in the Incentive Plan, including the named executive officers of the Company, based on the Company’s achievement of certain corporate performance metrics during the Company’s 2026 fiscal year (the “Fiscal Year”). The Incentive Plan also establishes minimum performance metrics that must be achieved before any incentives are awarded under the Incentive Plan. The Incentive Plan’s annual corporate goals, which are approved in advance by the Compensation Committee, involve achievement of certain revenue and non-GAAP operating income metrics during the Fiscal Year.
Under the Incentive Plan, the Company’s Chief Executive Officer (“CEO”) and its Senior Vice President and Chief Financial Officer are each eligible to earn cash incentive awards equaling, in the aggregate, one-hundred and sixty percent (160%) and one-hundred percent (100%), respectively, of their base salaries for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics in the Fiscal Year. The Company’s Executive Vice President, Chief Operations and Technology Officer is eligible to earn cash incentive awards equaling, in the aggregate, ninety percent (90%) of his base salary for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times his target award to the extent the Company exceeds its target performance metrics in the Fiscal Year. The Company’s Senior Vice President, Human Resources and its Senior Vice President, General Counsel and Secretary (each a named executive officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) are each eligible to earn cash incentive awards equaling, in the aggregate, eighty percent (80%) of their base salaries for the Fiscal Year if the Company achieves its target performance metrics in the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics in the Fiscal Year. Upon completion of the Fiscal Year, the Compensation Committee will determine the extent to which the Company’s performance metrics for the Fiscal Year were attained, review the CEO’s recommended payouts under the Incentive Plan, and approve any awards made under the Incentive Plan. In addition, the Compensation Committee has discretion to approve the issuance of the Company’s common stock in lieu of cash for all, or a part of, an award that is made under the Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

December 12, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary